Exhibit 99.1

Akoya Reports Second Quarter 2022 Operating Results and Raises Full Year 2022 Revenue Guidance

August 8, 2022

Q2 2022 revenue $17.9 million, 37% y/y growth

Raising FY 2022 revenue guidance range to $71-74 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the second quarter ending June 30, 2022.

“Akoya delivered another quarter of strong financial performance with record revenue and system placements in the second quarter.” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences.  “This quarter was further highlighted by the announcement of our partnership with Acrivon Therapeutics and the demonstration of our RNA and multi-omics capabilities at AGBT.”

Second Quarter 2022 Financial Highlights

●	Total revenue was $17.9 million in the second quarter of 2022, compared to $13.1 million in the prior year period; an increase of 37%.
●	Product revenue was $14.2 million in the second quarter of 2022, compared to $10.7 million in the prior year period; an increase of 33%; within product revenue, instrument revenue was $9.5 million and reagent revenue was $4.5 million for the quarter.
●	Services and other revenue totaled $3.7 million in the second quarter of 2022, compared to $2.4 million in the prior year period; an increase of 54%.
●	Gross profit was $10.3 million in the second quarter of 2022, compared to $8.1 million in the prior year period; an increase of 27%; gross profit margin was 58% in the second quarter of 2022.
●	60 instruments were sold in the second quarter of 2022; 16 PhenoCyclers, 44 PhenoImagers (which includes Fusion, HT and Mantra); compared to 31 instruments sold in the prior year period (13 PhenoCyclers, 18 PhenoImagers); an increase of 94%.
●	Instrument installed base of 808 as of June 30, 2022; 212 PhenoCyclers, 596 PhenoImagers
●	Combined-unit PhenoCycler-Fusion installed base of 55 as of June 30, 2022.

Second Quarter 2022 Business Highlights

●	As of June 30, 2022, there have been 618 total publications featuring Akoya’s platform; 91% growth from 324 total publications as of June 30, 2021.
●	Announced a first-of-its-kind spatial signature CDx deal with Acrivon Therapeutics, a long-standing ABS partner, for the developmental oncology agent ACR-368, a targeted DNA damage response inhibitor therapy, in phase 2 clinical trials for platinum resistant ovarian, endometrial and urothelial cancers.

●	Previewed Akoya’s proprietary RNA chemistry at 100+ plex, scalable to 1000 plex, as well as simultaneous multi-omic targeting of RNA and protein at 100+ plex on a single tissue section of head and neck cancer at AGBT.
●	Expanded existing credit facility to increase potential total debt capacity by $20 million, and extended interest only period to mid-2025 providing Akoya with additional capital.
●	$88 million of cash, cash equivalents, and marketable securities as of June 30, 2022, well capitalized to deliver on our existing strategic plan.

YTD 2022 Financial Highlights

●	Total revenue was $34.8 million YTD as of June 30, 2022 compared to $25.3 million in the prior year period; an increase of 38%.
●	Product revenue was $27.5 million YTD as of June 30, 2022, compared to $20.7 million in the prior year period; an increase of 33%.
●	Services and other revenue totaled $7.3 million YTD as of June 30, 2022, compared to $4.6 million in the prior year period; an increase of 59%.
●	Gross profit was $20.4 million YTD as of June 30, 2022, compared to $15.5 million in the prior year period; an increase of 32%; gross profit margin was 59% YTD as of June 30, 2022.
●	111 instruments were sold YTD as of June 30, 2022; 30 PhenoCyclers, 81 PhenoImagers (which includes Fusion, HT and Mantra), compared to 68 instruments sold in the prior year period; an increase of 63%.

2022 Financial Outlook

The company, based on its updated plans and initiatives, is raising its full year 2022 revenue guidance range to $71-74 million.

Webcast and Conference Call Details

Akoya will host a conference call today, August 8, 2022, at 5:00 p.m. Eastern Time to discuss its second quarter 2022 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research via its key platforms: PhenoCycler™, PhenoImager™ Fusion and PhenoImager HT. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Akoya Biosciences, Inc.

investors@akoyabio.com

Media Contact:

Christine Quern

Akoya Biosciences, Inc.

cquern@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$46,881	$113,079
Marketable securities	40,725	—
Accounts receivable, net	10,472	9,444
Inventories, net	13,218	9,014
Prepaid expenses and other current assets	8,598	9,277
Total current assets	119,894	140,814
Property and equipment, net	9,390	7,487
Demo inventory, net	2,035	2,548
Intangible assets, net	20,799	21,150
Goodwill	18,262	18,262
Operating lease right of use assets, net	11,687	—
Financing lease right of use assets, net	1,546	—
Other non-current assets	650	646
Total assets	$184,263	$190,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current assets	$24,875	$23,198
Current portion of operating lease liabilities	3,015	—
Current portion of financing lease liabilities	578	—
Deferred revenue	5,315	4,484
Total current liabilities	33,783	27,682
Deferred revenue, net of current portion	1,554	1,330
Long-term debt, net	42,565	32,471
Contingent consideration liability, net of current portion	5,599	7,850
Operating lease liabilities, net of current portion	9,066	—
Financing lease liabilities, net of current portion	721	—
Other long-term liabilities	125	223
Total liabilities	93,413	69,556
Total stockholders' equity	90,850	121,351
Total liabilities and stockholders' equity	$184,263	$190,907

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$14,161	$10,719	$27,504	$20,682
Service and other revenue	3,733	2,352	7,284	4,601
Total revenue	17,894	13,071	34,788	25,283
Cost of goods sold:
Cost of product revenue	$5,198	$3,180	$9,278	$6,787
Cost of service and other revenue	2,355	1,757	5,073	2,957
Total cost of goods sold	$7,553	$4,937	$14,351	$9,744
Gross profit	$10,341	$8,134	$20,437	$15,539
Operating expenses:
Selling, general and administrative	20,590	10,066	38,783	18,245
Research and development	5,598	2,947	11,312	6,139
Change in fair value of contingent consideration	(1,156)	400	(956)	826
Depreciation and amortization	1,617	1,099	3,160	2,108
Total operating expenses	26,649	14,512	52,299	27,318
Loss from operations	(16,308)	(6,378)	(31,862)	(11,779)
Other income (expense):
Interest expense, net	(849)	(757)	(1,598)	(1,508)
Change in fair value of warrant liability	—	(858)	—	(2,728)
Gain on extinguishment of debt	—	2,476	—	2,476
Other expense, net	(232)	(52)	(306)	(118)
Loss before benefit (provision) for income taxes	(17,389)	(5,569)	(33,766)	(13,657)
Benefit (provision) for income taxes	(106)	6	(128)	12
Net loss	$(17,495)	$(5,563)	$(33,894)	$(13,645)
Dividends accrued on redeemable convertible preferred stock	—	(245)	—	(1,435)
Accretion of redeemable convertible preferred stock	—	(296)	—	(296)
Adjusted net loss attributable to common stockholders	(17,495)	(6,104)	(33,894)	(15,376)
Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(0.20)	$(0.90)	$(0.94)
Weighted-average shares outstanding, basic and diluted	37,612,331	29,974,811	37,538,821	16,415,800